UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

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Securities Exchange Act of 1934

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SINO-GLOBAL SHIPPING AMERICA, LTD.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Sino-Global Shipping America, Ltd.
1044 Northern Boulevard
Roslyn, New York 11576-1514

June 4, 2015, at 10:00 a.m., New York time

To the shareholders of Sino-Global Shipping America, Ltd.:

You are cordially invited to attend our Fiscal Year 2015 Annual Meeting of Shareholders on May 28, 2015, at 10:00 a.m., New York time. The meeting will be held at our executive offices located at 1044 Northern Boulevard, Roslyn, New York 11576-1514.

The accompanying Notice of Annual Meeting and Proxy Statement, which you are urged to read carefully, provides important information regarding the business to be conducted at the annual meeting.

You are requested to complete, date and sign the enclosed proxy card and promptly return it in the enclosed envelope or vote by telephone or Internet, whether or not you plan to attend the annual meeting. If you attend the meeting, you may vote in person even if you have previously submitted a proxy card. Regardless of the number of shares you own or whether you plan to attend the annual meeting, it is important that your shares be represented and voted. If you hold your shares in “street name” (that is, through a broker, bank or other nominee), please complete, date and sign the voting instruction form that has been provided to you by your broker, bank or other nominee and promptly return it in the enclosed envelope or review the instructions in the materials forwarded by your broker, bank or other nominee regarding the option to vote on the Internet or by telephone. If you hold your shares directly and plan to attend the meeting in person, please remember to bring a form of personal identification with you and, if you are acting as a proxy for another shareholder, please bring written confirmation from the record owner that you are acting as a proxy. If you hold your shares in “street name” and plan to attend the meeting in person, please remember to bring a form of personal identification with you and proof of beneficial ownership.

On behalf of the Board of Directors, I thank you for your support and continued interest in Sino-Global.

Sincerely,

/s/ Lei Cao

Mr. Lei Cao
CHAIRMAN OF THE BOARD OF DIRECTORS OF
SINO-GLOBAL SHIPPING AMERICA, LTD.

This Notice and the Proxy Statement are first being mailed to shareholders on or about May 22, 2015.

Sino-Global Shipping America, Ltd.
1044 Northern Boulevard
Roslyn, New York 11576-1514

NOTICE OF 2015 ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON THURSDAY JUNE 4, 2015

Date and Time	June 4, 2015, at 10:00 a.m., New York time
Place	1044 Northern Boulevard, Roslyn, New York 11576-1514
Items of Business	(1) To elect two Class II nominees named in the attached proxy statement to serve on the Board of Directors until the 2018 annual meeting of shareholders in or until their respective successors are duly elected and qualified;
(2) To approve, under NASDAQ Listing Rule 5635(a) the issuance pursuant to an Asset Purchase Agreement dated April 10, 2015 (“the Asset Purchase Agreement”) between the Company and Rong Yao International Shipping Limited (the “Vessel Seller”), of more than 20% of our issued and outstanding shares of common stock as of April 9, 2015, to the Vessel Seller in connection with our proposed acquisition of an 8,818 gross tonnage oil/chemical transportation tanker named the “Rong Zhou” (the “Vessel”), which in connection with such acquisition and in addition to the 1.2 million shares we issued to the Vessel Seller on April 10, 2015 as payment of the First Installment (as defined in the attached proxy statement), of the Vessel acquisition purchase price, we may, subject to shareholder approval of Proposal 2 and Proposal 3 in the attached proxy statement and agreement between the Company and the Vessel Seller, issue up to an additional $4.0 million of our shares of common stock at a price of $1.85 per share (2,162,162 additional shares) to the Vessel Seller as part of the remaining purchase price of the Vessel;
(3) To approve, under NASDAQ Listing Rule 5635(b) any deemed “change of control” of the Company under NASDAQ Listing Rule 5635(b) resulting from the potential issuance by us to the Vessel Seller of up to a total of 3,362,162 shares we may issue to the Vessel Seller in connection with the proposed Vessel acquisition;
(4) To ratify the appointment of Friedman LLP as the Company’s independent registered public accounting firm for our fiscal year ending June 30, 2015;
(5) To vote on an advisory, nonbinding resolution to approve the compensation of the Company’s named executive officers as disclosed in the attached proxy statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission; and
(6) To transact any other business properly coming before the meeting.
Record Date	You can vote if, at the close of business on April 9, 2015 (the “Record Date”), you were a holder of record of our common stock.
Proxy Voting	All shareholders are cordially invited to attend the Annual Meeting in person. However, to ensure your representation at the Annual Meeting, you are urged to vote promptly by signing and returning the enclosed proxy card or by telephone or Internet, or if you hold your shares in street name using the voting instruction form provided by your broker, bank or nominee, or by accessing the website or toll-free number indicated on the voting instructions accompanying your proxy card to vote via the Internet or phone.

The Board of Directors unanimously recommends that you vote to:

•	elect the two Class II nominees named in the attached proxy statement;
•	approve under NASDAQ Listing Rule 5635(a) the issuance of more than 20% of our issued and outstanding shares of common stock to the Vessel Seller in connection with the proposed Vessel acquisition;
•	approve under NASDAQ Listing Rule 5635(b) any deemed “change of control” of the Company under NASDAQ Listing Rule 5635(b) resulting from the potential issuance of up to a total of 3,362,162 shares of our common stock we may issue to the Vessel Seller in connection with the proposed Vessel acquisition;
•	ratify the appointment of Friedman LLP as the Company’s independent registered public accounting firm;
•	approve the compensation of the Company’s named executive officers as disclosed in this proxy statement.

Pursuant to the rules promulgated by the Securities and Exchange Commission, or SEC, we have elected to provide access to our proxy materials both by sending you this full set of proxy materials, including a proxy card, and by notifying you of the availability of our proxy materials on the Internet.

By Order of the Board of Directors,

/s/ Lei Cao

Mr. Lei Cao
CHAIRMAN OF THE BOARD OF DIRECTORS OF
SINO-GLOBAL SHIPPING AMERICA, LTD.

STATEMENTS REGARDING FORWARD-LOOKING INFORMATION

This proxy statement contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements relate to the financial condition, results of operations, cash flows, financing plans, business strategies, capital and other expenditures, competitive positions, growth opportunities for existing products, plans and objectives of management and other matters. Statements in this document that are not historical facts are identified as forward-looking statements for the purpose of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and Section 27A of the Securities Act of 1933, as amended, or the Securities Act.

When we use the words “anticipate,” “estimate,” “project,” “intend,” “expect,” “plan,” “believe,” “should,” “likely” and similar expressions, we are making forward-looking statements. These forward-looking statements are found at various places throughout this proxy statement and any other documents we incorporate by reference in this proxy statement. We caution you not to place undue reliance on these forward-looking statements, which speak only as of the date they were made. We do not undertake any obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date of this proxy statement or to reflect the occurrence of unanticipated events.

These forward-looking statements, including statements relating to our future business prospects, revenues, working capital, liquidity, capital needs and income, wherever they occur in this proxy statement, are estimates reflecting our best judgment. These forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. Forward-looking statements should, therefore, be considered in light of various important factors, including those set forth in this proxy statement and those discussed from time to time in our Securities and Exchange Commission, or SEC, reports, including our annual report on Form 10-K for the year ended June 30, 2014 filed with the SEC on September 15, 2014 and our subsequently filed quarterly reports on Form 10-Q. You should read and consider carefully the information about these and other risks set forth under the caption “Risk Factors” in such filings.

As used in this proxy statement, the terms “we,” “us,” “our,” the “Company,” and “Sino-Global” refer to Sino-Global Shipping America Ltd. and our subsidiaries and affiliates, unless the context indicates otherwise.

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS
AND THE 2015 ANNUAL MEETING OF SHAREHOLDERS

Why am I receiving these materials?	The Board of Directors of Sino-Global Shipping America Ltd., or our Board of Directors, is providing these proxy materials to you in connection with our 2015 annual meeting of common shareholders, which will take place on Thursday, June 4, 2015. Our common shareholders are invited to attend the annual meeting and are entitled to and requested to vote on the proposals described in the attached proxy statement.
What information is contained in the attached proxy statement?	The information included in the attached proxy statement relates to the proposals to be voted on at the annual meeting, the voting process, information including compensation concerning directors and our most highly paid executive officers, and certain other required information.
What am I voting on at the annual meeting?	You will be voting on the following proposals:

(1) To elect two Class II nominees named in the attached proxy statement to serve on the Board of Directors until the 2018 annual meeting of shareholders in or until their respective successors are duly elected and qualified;
(2) To approve, under NASDAQ Listing Rule 5635(a) the issuance pursuant to an Asset Purchase Agreement dated April 10, 2015 (“the Asset Purchase Agreement”) between the Company and Rong Yao International Shipping Limited (the “Vessel Seller”), of more than 20% of our issued and outstanding shares of common stock as of April 9, 2015, to the Vessel Seller in connection with our proposed acquisition of an 8,818 gross tonnage oil/chemical transportation tanker named the “Rong Zhou” (the “Vessel”), which in connection with such acquisition, and, in addition to the 1.2 million shares we issued to the Vessel Seller on April 10, 2015 as payment of the First Installment (as defined in the attached proxy statement), of the Vessel acquisition purchase price, we may, subject to shareholder approval of Proposal 2 and Proposal 3 in the attached proxy statement and agreement between us and the Vessel Seller, issue up to an additional $4.0 million of our shares at a price per share of $1.85 (2,162,162 additional shares), to the Vessel Seller as part of the remaining purchase price of the Vessel;
(3) To approve, under NASDAQ Listing Rule 5635(b) any deemed “change of control” of the Company under NASDAQ Listing Rule 5635(b) resulting from the potential issuance to the Vessel Seller of up to a total of 3,362,162 shares we may issue in connection with the Vessel acquisition;
(4) To ratify the appointment of Friedman LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2015;
(5) To vote on an advisory, nonbinding resolution to approve the compensation of the Company’s named executive officers as disclosed in this proxy statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission; and
(6) To transact any other business properly coming before the meeting.

How does the Board of Directors recommend I vote?	Our Board of Directors unanimously recommends that you vote your shares of common stock:
(1) “FOR” the two Class II nominees named in the attached proxy statement to serve on the Board of Directors;
(2) “FOR” the proposed issuance to the Vessel Seller of more than 20% of our issued and outstanding common stock as of April 9, 2015, in connection with the Vessel acquisition;
(3) “FOR” any deemed “change of control” of the Company under NASDAQ Listing Rule 5635(b) resulting from the potential issuance to the Vessel Seller of up to a total of 3,362,162 shares in connection with the Vessel acquisition;
(4) “FOR” the ratification of the appointment of Friedman LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2015; and
(5) “FOR” an advisory, nonbinding resolution to approve the compensation of the Company’s named executive officers.
What shares can I vote?	You may vote shares of our common stock owned by you as of the close of business on April 9, 2015 (the “Record Date”). Each share of common stock is entitled to one vote. As of April 9, 2015, we had 6,200,841 shares of common stock outstanding.
How do I vote before the meeting?	If you are a registered shareholder, meaning that you hold your shares in certificate form, you have three voting options:
(1) By Internet, which we encourage if you have Internet access, at the address shown on your proxy card;
(2) By telephone, using any touch-tone telephone to transmit your voting instructions by calling the number specified on your proxy card; or
(3) By mail, by completing, signing and returning your proxy card.
If you hold your shares through an account with a bank or broker, your ability to vote by the Internet depends on their voting procedures. Please follow the directions that your bank or broker provides.
May I vote at the annual meeting?	If you are a registered shareholder, you may vote your shares owned by you as or April 9, 2015 at the annual meeting if you attend in person. If you hold your shares through an account with a bank or broker, please follow the directions provided to you by your bank or broker. If you wish to vote in person at the meeting, please contact your bank or broker to learn the procedures necessary to allow you to vote your shares in person. Even if you plan to attend the meeting, we encourage you to vote your shares by proxy. You may vote by proxy through the Internet, by telephone or by mail.

Can I change my mind after I return my proxy?	You may change your vote at any time before the polls close at the conclusion of voting at the meeting. You may do this by (1) signing another proxy card with a later date and returning it to us before the meeting, (2) voting again over the Internet prior to 11:59 p.m., New York time, on May 27, 2015, (3) voting again via the telephone prior to 11:59 p.m., New York time, on May 27, 2015, or (4) voting at the meeting if you are a registered shareholder or have obtained a legal proxy from your bank or broker.
What if I return my proxy card but do not provide voting instructions?	Proxies that are signed and returned but do not contain instructions will be voted in favor of all proposals and in accordance with the best judgment of the named proxies on any other matters properly brought before the meeting.
What does it mean if I receive more than one proxy card or instruction form?	It indicates that your shares are registered differently and are in more than one account. To ensure that all shares are voted, please either vote each account by telephone or on the Internet, or sign and return all proxy cards. We encourage you to register all your accounts in the same name and address. Those holding shares through a bank or broker should contact your bank or broker and request consolidation.
Will my shares be voted if I do not provide my proxy or instruction form?	If you are a registered shareholder and do not provide a proxy, you must attend the meeting in order to vote your shares. If you hold shares through an account with a bank or broker, your shares may be voted even if you do not provide voting instructions on your instruction form. Brokerage firms have the authority to vote shares for which their customers do not provide voting instructions on certain routine matters. The ratification of Friedman LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2015 is considered a routine matter for which brokerage firms may vote without specific instructions. The other matters are not considered routine matters for which brokerage firms may vote without specific instructions. When a proposal is not a routine matter and the brokerage firm has not received voting instructions from the beneficial owner of the shares with respect to that proposal, the brokerage firm cannot vote the shares on that proposal. Shares that a broker is not authorized to vote are counted as “broker non-votes.”
How can I attend the meeting?	The meeting is open to all holders of our common stock as of April 9, 2015.
May shareholders ask questions at the annual meeting?	Yes. Representatives of the Company will answer questions of general interest at the end of the meeting.
How many votes must be present to hold the annual meeting?	In order for us to conduct our annual meeting, a majority of our issued and outstanding shares of common stock as of April 9, 2015 must be present in person or by proxy at the annual meeting. This is referred to as a quorum. Abstentions and broker non-votes will be counted for purposes of establishing a quorum at the meeting. Your shares are counted as present at the meeting if you attend the meeting and vote in person or if you properly return a proxy by Internet, telephone or mail.
Where can I find a copy of the proxy materials?	A copy of the proxy materials is available online at http://www.edocumentview.com/SINO.

How many votes are needed to approve the Company’s proposals?	Proposal 1. The nominees receiving the highest number of “For” votes will be elected as directors. This number is called a plurality. Shares not voted will have no impact on the election of directors. The proxy given will be voted “For” the nominee for director unless a properly executed proxy card is marked “Withhold” as to a particular nominee for director.
Proposal 2. The approval, under NASDAQ Listing Rule 5635(a), of the issuance to the Vessel Seller of more than 20% of our issued and outstanding common stock as of April 9, 2015, in connection with our proposed acquisition of the Vessel pursuant to the Asset Purchase Agreement, which in connection with such acquisition, and, in addition to the 1.2 million shares we issued to the Vessel Seller on April 10, 2015 as payment of the First Installment (as defined in the proxy statement), of the purchase price of the Vessel acquisition, we may, subject to shareholder approval of Proposal 2 and Proposal 3 in the attached proxy statement and agreement between us and the Vessel Seller, issue up to an additional $4.0 million of our shares of common stock at a price of $1.85 per share (2,162,162 additional shares) to the Vessel Seller as part of the remaining purchase price of the Vessel, requires that a vote “For” the proposal be cast by a majority of the votes cast at the meeting.
Proposal 3. The approval, under NASDAQ Listing Rule 5635(b) of any deemed “change of control” of the Company under NASDAQ Listing Rule 5635(b) resulting from the possible issuance to the Vessel Seller of up to a total of 3,362,162 shares in the Vessel acquisition, requires that a vote “For” the proposal be cast by a majority of the votes cast at the meeting.
Proposal 4. The ratification of the appointment of Friedman LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2015 requires that a majority of the votes cast at the meeting be voted “For” the proposal, excluding properly executed proxy card marked “Abstain,” which will not be voted or counted for purposes other than quorum.
Proposal 5. The advisory vote to approve executive officer compensation is advisory in nature and not binding on our Company. A vote “For” the proposal by a majority of the votes cast at the meeting would be considered an advisory approval of the proposed executive officer compensation. If a majority of shares do not vote in favor of the proposal, the Compensation Committee and Board of Directors will carefully consider the outcome when making future compensation decisions.

Sino-Global Shipping America, Ltd.
1044 Northern Boulevard
Roslyn, New York 11576-1514

PROXY STATEMENT

FISCAL YEAR 2015 ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON THURSDAY, JUNE 4, 2015

PROPOSAL 1:

ELECTION OF TWO (2) CLASS II DIRECTORS AND DIRECTOR BIOGRAPHIES
(ITEM 1 ON THE PROXY CARD)

A brief biography of each Director in each Class follows. You are asked to vote for the Class II nominees to serve as Class II members of the Board of Directors. The Class II nominees for our Board of Directors have consented to serve if elected. The term of the Class I members of the Board of Directors continue until 2017 and the term of the Class III members of the Board of Directors continue until 2016.

The two (2) Class II Nominees for election as Class II members of the Board of Directors to serve a three year term expiring in 2018:
Lei Cao Chief Executive Officer and Director Age — 51 Director since 2001	Mr. Cao is our Chief Executive Officer and a Director. Mr. Cao founded our company in 2001 and has been the Chief Executive Officer since that time. Mr. Cao has been Chief Executive officer of our company since its formation. Prior to founding our company, Mr. Cao was a Chief Representative of Wagenborg-Lagenduk Scheepvaart BV, Holland, from 1992 – 1993, Director of the Penavico-Beijing’s shipping agency from 1987 through 1992, and a seaman for Cosco-Hong Kong from 1984 through 1987. Mr. Cao received his EMBA degree in 2009 from Shanghai Jiao Tong University. Mr. Cao was chosen as a director because he is the founder of our company and we believe his knowledge of our company and years of experience in our industry give him the ability to guide our company as a director.
Tieliang Liu Independent Director Age — 55 Director since 2013	Dr. Liu currently serves as the vice president in charge of accounting and finance to China Sun-Trust Group Ltd. and has held this position since 2001. Dr. Liu was a financial controller for Huaxing Group Ltd from 1998 to 2001. From 1996 through 1998, he was the chief accountant of China Enterprise Consulting Co., Ltd. Before working in industry, Dr. Liu taught accounting and finance in a university for more than ten years and has published tens of books and articles. Dr. Liu is a CPA in China. He received a PhD, master and bachelor degrees from Tianjin University of Finance and Economics. Dr. Liu has been chosen to serve as a director because of his accounting and business knowledge and experience in working with small and medium-sized companies.
Class I members of the Board of Directors whose terms continue to 2017:
Ming Zhu Independent Director Age — 56 Director since 2014	Mr. Zhu has been an international business consultant with RMCC Investment LLC, a Richmond, Virginia based consulting firm, since 1994. Mr. Zhu holds a master’s degree in tourism and business from Virginia Commonwealth University. Mr. Zhu has also served as an independent director at eFuture Information Technology Inc. since 2007 and as an independent director of Tri-Tech Holding, Inc. since 2012. Mr. Zhu was chosen as a director because of his experience with public companies and knowledge of our company.

Anthony S. Chan Acting Chief Financial Officer and Executive Vice President Age — 51 Director since 2014	Mr. Chan has served as our Acting Chief Financial Officer and Executive Vice President and a director since 2014. He is a CPA licensed in New York with over 25 years of professional experience in auditing, SEC reporting, mergers and acquisitions (M&A), SOX compliance, internal controls and risk management. Mr. Chan has advised and audited public companies and privately-held organization across various industries including manufacturing, shipping, media and publishing, entertainment, communications, insurance, and real estate. Prior to joining us in 2013, Mr. Chan was an audit partner specializing in the delivery of assurance and advisory services to public companies with operations in China. From 2012 until 2013, Mr. Chan was an audit partner with UHY LLP. From 2011 until 2012, he was an audit partner at Friedman LLP. From 2007 through 2011, he was a partner at Berdon LLP, an auditing firm. In addition, Mr. Chan was a former divisional CFO for a publicly traded company and had spent more than a decade at Big Four accounting firms delivering quality assurance and M&A consulting services. His international experience also includes providing financial due diligence for strategic and financial buyers on various cross-border opportunities in mainland China, Taiwan, Finland, Mexico, and Puerto Rico. Mr. Chan is a Director on the Board of Directors of the New York State Society of Certified Public Accountants and a member of the editorial board for The CPA Journal. Mr. Chan was chosen as a director because of his expertise with auditing, SEC reporting, internal control procedures, M&A transactions and his business restructuring experience.
Class III members of the Board of Directors whose terms continue to 2016:
Jing Wang Independent Director Age — 67 Director since 2007	Mr. Wang currently serves as Chief Economist to China Minsheng Banking Corp., Ltd. and has held this position since December 2002. Mr. Wang was a Chinese Project Advisor for the World Bank from 1990 until 1994. From 1998 through 2000, Mr. Wang was the vice director of Tianjin Security and Futures Supervision Office, in charge of initial public offerings and listing companies. Mr. Wang is an independent director for Tianjin Binhai Energy & Development Co. Ltd., (Shenzhen Stock Exchange: 000695); Tianjin Marine Shipping Co., Ltd. (Shanghai Stock Exchange: 600751); and ReneSola Company (London Stock Exchange: SOLA). Mr. Wang received a Bachelor degree in Economics from Tianjin University of Finance and Economics. Mr. Wang was chosen as a director because of his economics background and experience working with public companies.

CERTAIN OTHER BOARD INFORMATION

Involvement in Certain Legal Proceedings	To the best of our knowledge, none of our directors or executive officers has been convicted in a criminal proceeding, excluding traffic violations or similar misdemeanors, or has been a party to any judicial or administrative proceeding during the past ten years that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities or commodities laws, any laws respecting financial institutions or insurance companies, any law or regulation prohibiting mail or wire fraud in connection with any business entity or been subject to any disciplinary sanctions or orders imposed by a stock, commodities or derivatives exchange or other self-regulatory organization, except for matters that were dismissed without sanction or settlement. None of our directors, director nominees or executive officers has been involved in any transactions with us or any of our directors, executive officers, affiliates or associates which are required to be disclosed pursuant to the rules and regulations of the SEC.
Board Leadership Structure	Mr. Lei Cao currently holds both the positions of Chief Executive Officer and Chairman of the Board. These two positions have not been consolidated into one position; Mr. Cao simply holds both positions at this time. The Board of Directors believes that Mr. Cao’s service as both Chief Executive Officer and Chairman of the Board is in the best interests of the Company and its shareholders. Mr. Cao possesses detailed and in-depth knowledge of the issues, opportunities and challenges facing the Company and its business and is thus best positioned to develop agendas that ensure that the Board’s time and attention are focused on the most critical matters. His combined role enables decisive leadership, ensures clear accountability, and enhances the Company’s ability to communicate its message and strategy clearly and consistently to the Company’s shareholders, employees, customers, vendors and suppliers.
We do not have a lead independent director because of the foregoing reasons and also because we believe our independent directors are encouraged to freely voice their opinions on a relatively small company board. We believe this leadership structure is appropriate because we are a smaller reporting company as such we deem it appropriate to be able to benefit from the guidance of Mr. Cao as both our Chief Executive Officer and Chairman of the Board.
Risk Oversight	Our Board of Directors plays a significant role in our risk oversight. The Board of Directors makes all relevant Company decisions. As such, it is important for us to have our Chief Executive Officer serve on the Board as he plays a key role in the risk oversight of the Company. As a smaller reporting company with a small board of directors, we believe it is appropriate to have the involvement and input of all of our directors in risk oversight matters.

For additional information regarding, among other related items, our Board of Directors, Corporate Governance, the Compensation Committee, the Audit Committee and the Corporate Governance Committee and compensation of our named executive officers please see page 19.

WE RECOMMEND THAT YOU VOTE FOR THE ELECTION
OF THE TWO (2) CLASS II NOMINEES TO THE BOARD OF DIRECTORS.

PROPOSAL 2

APPROVAL, UNDER NASDAQ LISTING RULE 5635(A), OF THE ISSUANCE OF MORE THAN 20% OF OUR ISSUED AND OUTSTANDING SHARES OF COMMON STOCK AS OF APRIL 9, 2015, TO THE VESSEL SELLER IN CONNECTION WITH OUR PROPOSED ACQUISITION OF THE VESSEL, WHICH IN CONNECTION WITH SUCH ACQUISITION, AND, IN ADDITION TO THE 1.2 MILLION SHARES WE ISSUED TO THE VESSEL SELLER AS PAYMENT OF THE FIRST INSTALLMENT OF THE VESSEL ACQUISITION PURCHASE PRICE, WE MAY, SUBJECT TO APPROVAL OF THIS PROPOSAL 2 AND PROPOSAL 3 BELOW AND AGREEMENT BETWEEN US AND THE VESSEL SELLER, ISSUE TO THE VESSEL SELLER UP TO AN ADDITIONAL $4.0 MILLION OF OUR SHARES AT A PRICE OF $1.85 PER SHARE (2,162,162 ADDITIONAL SHARES) TO THE VESSEL SELLER AS PART OF THE REMAINING PURCHASE PRICE OF THE VESSEL.
(ITEM 2 ON THE PROXY CARD)

What am I voting on?	To approve, under NASDAQ Listing Rule 5635(a) the issuance pursuant to an Asset Purchase Agreement dated April 10, 2015 (“the Asset Purchase Agreement”) between the Company and Rong Yao International Shipping Limited (the “Vessel Seller”), of more than 20% of our issued and outstanding shares of common stock as of April 9, 2015, to the Vessel Seller in connection with our proposed acquisition of an 8,818 gross tonnage oil/chemical transportation tanker named the “Rong Zhou” (the “Vessel”), which in connection with such acquisition, and, in addition to the 1.2 million shares we previously issued to the Vessel Seller on April 10, 2015 as payment of the First Installment (as defined in below) of the Vessel acquisition purchase price pursuant to the Asset Purchase Agreement, we may, subject to shareholder approval of this Proposal 2 and Proposal 3 below, and agreement between us and the Vessel Seller, issue up to an additional $4.0 million of our shares at a price of $1.85 per share (2,162,162 additional shares) to the Vessel Seller as part of the remaining purchase price of the Vessel.
Certain information regarding the Vessel acquisition and related items.	Pursuant to the Asset Purchase Agreement, we agreed to purchase from the Vessel Seller for $10.5 million, the Vessel. The $10.5 million purchase price for the Vessel payable by us to the Vessel Seller will be paid as follows:
(i) $2.22 million was paid on April 10, 2015 (the “First Installment”), by us issuing to the Vessel Seller 1.2 million shares of our restricted common stock, which 1.2 million shares represents approximately 19.35% of our issued and outstanding common stock as of April 9, 2015;
(ii) $5.5 million will be paid by us to the Vessel Seller through cash, or, in our discretion, cash and/or shares of our restricted common stock at the closing of our acquisition of the Vessel (the “Second Installment”), which closing is subject to a number of closing conditions which include and must be satisfied by the Vessel Seller or waived by us, that we obtain, on or prior to June 30, 2015, the necessary funds (whether through the sale of our securities, through loans, through our then available cash and/or cash equivalents or any combination thereof) to pay the cash portion of the Vessel purchase price necessary to complete the Vessel acquisition, we take physical delivery of the Vessel and obtain from the Vessel Seller clean and unencumbered title to the Vessel, we complete our inspection of the Vessel and the Vessel is in compliance with classification standards, and we obtain all of the permits, licenses and consents to the acquisition and operation of the Vessel; and

(iii) the remaining $2.78 million balance of the purchase price (which is subject to adjustments as provided in the Asset Purchase Agreement for defects discovered during our inspection, trial run and for a period of 12 months following the closing of the Vessel acquisition) in cash, additional shares of our restricted common stock and/or a combination thereof, as agreed to by the parties (the “Final Installment”).
To satisfy a portion of the remaining $8.28 million purchase price owed by us to the Vessel Seller we may in our discretion, but subject to shareholder approval of this Proposal 2 and Proposal 3 set forth below, and agreement between us and the Vessel Seller, issue up to an additional $4.0 million of our shares at a price of $1.85 per share (2,162,162 additional shares) to the Vessel Seller. The aggregate number of shares of common stock we may issue to the Vessel Seller as a portion of the Vessel purchase price, however, shall not exceed a in the aggregate a total of 3,362,162 shares (which includes the 1.2 million shares issued to the Vessel Seller on April 10, 2015 as payment of the First Installment pursuant to the Asset Purchase Agreement).
In the event the above mentioned and/or other conditions to closing have not been satisfied by the Vessel Seller or waived by us, we may elect to (x) not close, in which event the Vessel Seller will be required to immediately pay to us $2.22 million in cash and we will have a lien on and a security interest in the Vessel to secure payment of such amount by the Vessel Seller to us, or (y) close on the acquisition of the Vessel and reduce the purchase price of the Vessel in such amount as agreed to between us and the Vessel Seller in order for us to repair any defects to the Vessel and have the Vessel conform to required industry standards, as the case may be. In no event, however, will the Vessel Seller be obligated to return to us any of the 1.2 million shares we previously issued to it.
Why does the Company need Shareholder Approval?	Our common stock is listed on the NASDAQ Capital Market and, as a result, we are subject to the Nasdaq Listing Rules. Because the issuance of all of the additional 2,162,162 shares of our common stock to the Vessel Seller together with the 1.2 million shares issued on April 10, 2015 to the Vessel Seller as the First Installment, would result in us issuing greater than 20% of our issued an outstanding common stock as of April 9, 2015 to the Vessel Seller, we are required pursuant to NASDAQ Listing Rule 5635(a) to obtain shareholder approval prior to the issuance to the Vessel Seller of any of such 2,162,162 additional shares of common stock to maintain our listing of our common stock on NASDAQ Capital Market.
NASDAQ Listing Rule 5635(a) requires shareholder approval prior to the issuance of securities in connection with the acquisition of another company (which includes asset acquisitions) if such securities are not issued in a public offering and (A) have, or will have upon issuance, voting power equal to or in excess of 20% of the voting power outstanding before the issuance of common stock (or securities convertible into or exercisable for common stock); or (B) the number of shares of common stock to be issued is or will be equal to or in excess of 20% of the number of shares of common stock outstanding before the issuance of the stock or securities (the “20% Rule”).

As of the Record Date, April 9, 2015, we had issued and outstanding 6,200,841 shares of common stock. In connection with our proposed acquisition of the Vessel, we may issue to the Vessel Seller up to a total of 3,362,162 shares of our common stock (of which we previously issued 1.2 million to the Vessel Seller in the First Installment pursuant to the Asset Purchase Agreement), which if all such 3,362,162 shares were issued to the Vessel Seller, the Vessel Seller would own approximately 35.15% of our issued and outstanding common stock as of April 9, 2015. As a result, the aggregate number of shares of our common stock we may issue to the Vessel Seller in connection with our proposed acquisition of the Vessel could result in the issuance of more than 20% of our outstanding common stock as of April 9, 2015.
Accordingly, we are seeking shareholder approval for this Proposal 2 to satisfy the shareholder approval requirement of the 20% Rule. Under the NASDAQ Listing Rule 5635(a), the minimum vote which will constitute shareholder approval of this Proposal 2 for the purposes of the 20% Rule is a majority of the total votes cast on the proposal in person or by proxy at the annual meeting.
We did not seek advance shareholder approval of the potential issuance of all of the 3,362,162 shares we may issue to the Vessel Seller, because the 1.2 million shares we issued to the Vessel Seller in the First Installment prior to shareholder approval was less than 20% of our issued and outstanding common stock, and, as such, prior shareholder approval was not required pursuant to NASDAQ Listing Rule 5635(a).
What effect, if any, will the issuance of additional shares of our common stock to the Vessel Seller pursuant to Proposal 2 have on our existed security holders?	If Proposals 2 and 3 are adopted the Company may issue shares of common stock to the Vessel Seller in excess of 20%. More specifically, if Proposals 2 and 3 are approved by the shareholder and we agree with the Vessel Seller to issue additional shares of common stock to the Vessel Seller as partial payment of the remaining portion of the Vessel acquisition purchase price, shareholders will experience an immediate dilution in the net tangible book value of their shares of our common stock. As of April 9, 2015 , we had 6,200,841 shares of common stock outstanding. If we issued all of the 3,362,162 shares to the Vessel Seller in connection with the Vessel acquisition (of which 1.2 million shares were issued to the Vessel Seller on April 10, 2015 as payment of the First Installment of the Vessel acquisition purchase price) the total number of shares outstanding would be 9,563,003, representing an approximately fifty-four (54%) percent increase in the number of shares issued and outstanding after such issuance compared to the number of shares issued and outstanding on April 9, 2015.
Additionally, the sale or any resale into the public markets of any shares issued to the Vessel Seller could cause the market price of our Common Stock to decline.

What voting options do I have?	Shareholders may vote “For” or “Against” this Proposal 2. A vote of “For” would mean that a shareholder is voting in favor of the issuance by us of more than 20% of our common stock to the Vessel Seller as of April 9, 2015 in connection with our proposed acquisition of the Vessel. Specifically, we may issue up to a total of 3,362,162 shares to the Vessel Seller in connection with the Vessel acquisition (of which 1.2 million shares were issued to the Vessel Seller on April 10, 2015 as payment of the First Installment of the Vessel acquisition purchase price), and, subject to shareholder approval of Proposal 2 and Proposal 3 and agreement between us and the Vessel Seller, we may issue to the Vessel Seller up to an additional $4.0 million of our shares at a price of $1.85 per share (2,162,162 additional shares) as partial payment of the remaining portion of the Vessel acquisition purchase price.
What vote is required to approve this proposal?	Approval of this Proposal 2 requires the affirmative vote of a majority of the shares present or represented by proxy and voting at an Annual Meeting.
May the Vessel Seller vote the 1.2 million shares we previously issued to it as payment of the First Installment of the Vessel acquisition purchase price at the 2015 annual shareholders meeting?	No, because (i) we issued such 1.2 million shares to the Vessel Seller on April 10, 2015, the day after the Record Date, and (ii) NASDAQ IM-5635-2, interpreting NASDAQ Listing Rule 5635, prohibits such voting by the Vessel Seller on this Proposal 2 and Proposal 3.

What if the proposal is not approved?	If shareholders do not approve Proposal 2, the Company in likelihood will not complete the Vessel acquisition.
What if our shareholders approve Proposal 3, but do not approve Proposal 2?	If shareholders do not approve Proposal 2, the Company in likelihood will not complete the Vessel acquisition.

WE RECOMMEND THAT YOU VOTE FOR THE ISSUANCE MORE THAN 20% OF OUR ISSUED AND OUTSTANDING SHARES OF COMMON STOCK AS OF APRIL 9, 2015, TO THE VESSEL SELLER IN CONNECTION WITH OUR PROPOSED ACQUISITION OF THE VESSEL, WHICH IN CONNECTION WITH SUCH ACQUISITION AND IN ADDITION TO THE 1.2 MILLION SHARES WE ISSUED TO THE VESSEL SELLER AS PAYMENT OF THE FIRST INSTALLMENT OF THE VESSEL ACQUISITION PURCHASE PRICE, WE MAY, SUBJECT TO APPROVAL OF THIS PROPOSAL 2 AND PROPOSAL 3 BELOW AND AGREEMENT BETWEEN US AND THE VESSEL SELLER, ISSUE TO THE VESSEL SELLER UP TO AN ADDITIONAL $4.0 MILLION OF OUR SHARES AT A PRICE OF $1.85 PER SHARE (2,162,162 ADDITIONAL SHARES) AS PART OF THE REMAINING PURCHASE PRICE OF THE VESSEL.

PROPOSAL 3

APPROVAL UNDER NASDAQ LISTING RULE 5635(B) OF ANY DEEMED “CHANGE OF CONTROL” UNDER NASDAQ LISTING RULE 5635(B) OF THE COMPANY RESULTING FROM THE PROPOSED ISSUANCE TO THE VESSEL SELLER OF UP TO A TOTAL OF 3,362,162 SHARES IN THE VESSEL ACQUISITION
(ITEM 3 ON THE PROXY CARD)

What am I voting on?	To approve, under NASDAQ Listing Rule 5635(b) any deemed “change of control” of the Company resulting from the potential issuance to the Vessel Seller of up to a total of 3,362,162 shares of our common stock in connection with the Vessel acquisition.
Why does the Company need Shareholder Approval?	NASDAQ Listing Rule 5635(b) requires shareholder approval prior to any issuance or potential issuance which will result in any deemed “change of control” of an issuer under NASDAQ Listing Rule 5635(b), which may be deemed to occur if after a transaction a single investor or an affiliated investor group acquires, or has the right to acquire as little as 20% of the common stock (or securities convertible into or exercisable for common stock) or voting power of an issuer and such ownership would be the largest ownership position of the issuer.
Assuming we issue to the Vessel Seller all of the 3,362,162 shares of our common stock in connection with our proposed acquisition of the Vessel (which includes the 1.2 million shares we issued to the Vessel Seller as the First Installment on April 10, 2015), such issuance would result in the Vessel Seller owning 35.15% of our issued and outstanding common stock and being our largest shareholder. This would result in a deemed “change of control” under NASDAQ Listing Rule 5635(b).
Accordingly, we are seeking shareholder approval of any deemed “change of control” (as used in NASDAQ Listing Rule 5635(b)) resulting from the issuance of any of the up to a total of 3,362,162 shares to the Vessel Seller in connection with the Vessel acquisition that would be deemed a “change of control” under NASDAQ Listing Rule 5635(b). Shareholders should note that a “change of control” as described under NASDAQ Listing Rule 5635(b) applies only with respect to the application of NASDAQ Listing Rule 5635(b), and does not constitute a “change of control” for purposes of Virginia law, our organizational documents or for any other purpose.
What voting options do I have?	Shareholders may vote “For” or “Against” this Proposal 3. A vote of “For” would mean that a shareholder is voting in favor of any deemed “change of control” under NASDAQ Listing Rule 5635(b) resulting from the issuance of up to a total of 3,362,162 shares to the Vessel Seller in the proposed Vessel acquisition pursuant to the Asset Purchase Agreement.
What vote is required to approve this proposal?	Approval of this Proposal 3 requires the affirmative vote of a majority of the shares present or represented by proxy and voting at an Annual Meeting.

May the Vessel Seller vote the 1.2 million shares we previously issued to it as payment of the First Installment of the Vessel acquisition purchase price at the 2015 annual shareholder meeting?	No, because (i) we issued such 1.2 million shares to the Vessel Seller on April 10, 2015, the day after the Record Date, and (ii) NASDAQ IM-5635-2, interpreting NASDAQ Listing Rule 5635, prohibits such voting by the Vessel Seller on Proposal 2 and this Proposal 3.
What if the proposal is not approved?	If shareholders do not approve Proposal 3, the Company in likelihood will not complete the Vessel acquisition.
What if our shareholders approve Proposal 2, but do not approve Proposal 3?	If shareholders do not approve Proposal 3, the Company in likelihood will not complete the Vessel acquisition.

WE RECOMMEND THAT YOU VOTE TO APPROVE ANY DEEMED “CHANGE OF
CONTROL” OF THE COMPANY UNDER NASDAQ LISTING RULE 5635(B) RESULTING
FROM THE PROPOSED ISSUANCE TO THE VESSEL SELLER OF UP TO A TOTAL OF
3,362,162 SHARES IN THE VESSEL ACQUISITION

PROPOSAL 4

RATIFICATION OF THE APPOINTMENT OF FRIEDMAN LLP
(ITEM 4 ON THE PROXY CARD)

What am I voting on?	A proposal to ratify the appointment of Friedman LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2015. The Audit Committee of the Board of Directors has appointed Friedman LLP to serve as the Company’s fiscal year 2015 independent registered public accounting firm. Although the Company’s governing documents do not require the submission of this matter to shareholders, the Board of Directors considers it desirable primarily as a matter of good corporate governance that the appointment of Friedman LLP be ratified by shareholders.
What services does Friedman LLP provide?	Audit services provided by Friedman LLP for fiscal year 2014 included the examination of the consolidated financial statements of the Company and services related to periodic filings made with the SEC. In addition, Friedman LLP provided certain services relating to the Company’s quarterly reports.
Will a representative of Friedman LLP be present at the meeting?	One or more representatives of Friedman LLP will be present at the meeting. The representatives will have an opportunity to make a statement if they desire and will be available to respond to questions from shareholders.
What if this proposal is not approved?	If the shareholders do not ratify the appointment, our Audit Committee will reconsider whether or not to retain Friedman LLP. Even if the appointment is ratified, the Audit Committee, at its discretion, may change the appointment at any time during the year if the Audit Committee determines that such a change would be in our best interests and the best interest of our shareholders.
What vote is required to ratify this proposal?	This Proposal 4 requires the affirmative vote of a majority of the shares present or represented by proxy and voting at the Annual Meeting with quorum.

WE RECOMMEND THAT YOU VOTE FOR THE RATIFICATION OF FRIEDMAN LLP
AS THE COMPANY’S FISCAL YEAR 2015 INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM.

PROPOSAL 5

ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION
(ITEM 5 ON THE PROXY CARD)

What am I voting on?	We are asking our shareholders to approve, on an advisory basis, the compensation of the Company’s Named Executive Officers for 2014 as disclosed in the Proxy Statement pursuant to the requirements of Item 402 of Regulation S-K. This advisory vote, which is sometimes referred to as a “say on pay” vote is required by Section 14A of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”).
Is this vote binding on our Company?	As an advisory vote, this proposal is not binding upon our Company, the Board or the Compensation Committee and will not be construed as overruling a decision by our Company, the Board or the Compensation Committee or creating or implying any additional fiduciary duty for our Company, the Board or the Compensation Committee. However, the Compensation Committee and the Board value the opinions expressed by shareholders in their vote on this proposal and will continue to consider the outcome of the vote when making future compensation decisions regarding named executive officers.
How often will shareholders vote on named executive officer compensation?	Our current policy is to provide shareholders with an opportunity to approve the compensation of the named executive officers every year at the annual meeting of shareholders. It is expected that the next such vote will occur at the fiscal year 2016 Annual Meeting of Shareholders.
What vote is required to approve this proposal?	Approval of this Proposal 5 requires the affirmative vote of a majority of the shares present or represented by proxy and voting at an Annual Meeting with quorum.
What are shareholders being asked to approve?	The Board of Directors is requesting your non-binding approval of the following resolution:
Resolved, that the shareholders approve, in a nonbinding vote, the compensation of the Company’s Named Executive Officers, as disclosed in this proxy statement.
What if this proposal is not approved?	Pursuant to Section 14A of the Exchange Act, this vote is advisory only, and accordingly, is not binding on the Company or on our Board of Directors. Although the vote is non-binding, the Compensation Committee and the Board of Directors will carefully consider the outcome of the vote when making future compensation decisions.

WE RECOMMEND THAT YOU VOTE IN FAVOR OF THE NONBINDING ADVISORY
RESOLUTION APPROVING NAMED EXECUTIVE OFFICER COMPENSATION.

BOARD OF DIRECTORS, CORPORATE GOVERNANCE AND OTHER RELATED INFORMATION

What if a nominee is unwilling or unable to serve?	Each of the nominees listed in the Proxy Statement has agreed to serve as a director, if elected. If for some unforeseen reason a nominee becomes unwilling or unable to serve, proxies will be voted for a substitute nominee selected by the Board of Directors.
How are directors compensated?	Non-employee directors are entitled to receive $5,000 per quarter. From time to time we may issue securities to our directors as well in compensation for services, but the amount and frequency of such grants is not set. In addition, non-employee directors are entitled to receive compensation for their actual travel expenses for each Board of Directors meeting attended.
How does the Board determine which directors are independent?	The Board of Directors reviews the independence of each director yearly. During this review, the Board of Directors considers transactions and relationships between each director (and his or her immediate family and affiliates) and the Company and its management to determine whether any such relationships or transactions are inconsistent with a determination that the director is independent in light of applicable law, listing standards and the Company’s director independence standards. The Company believes that it maintains a majority of independent directors who are deemed to be independent under the definition of independence provided by NASDAQ Listing Rule 5605(a)(2).
What role does the Corporate Governance Committee play in selecting nominees to the Board of Directors?	Two of the primary purposes of the Board’s Corporate Governance Committee are (i) to develop and implement policies and procedures that are intended to ensure that the Board of Directors will be appropriately constituted and organized to meet its fiduciary obligations to the Company and its shareholders and (ii) to identify individuals qualified to become members of the Board of Directors and to recommend to the Board of Directors the director nominees for the annual meeting of shareholders. The Corporate Governance Committee is also responsible for considering candidates for membership on the Board of Directors submitted by eligible shareholders. The Corporate Governance Committee’s charter is available on the Company’s website at www.sino-global.com and in print upon request. The Corporate Governance Committee of the Company’s Board of Directors was the only entity or person to nominate and/or recommend any of the director nominees.
Are the members of the Corporate Governance Committee independent?	Yes. All members of the Corporate Governance Committee have been determined to be independent by the Board of Directors.

How does the Corporate Governance Committee identify and evaluate nominees for director?	The Corporate Governance Committee considers candidates for nomination to the Board of Directors from a number of sources. Current members of the Board of Directors are considered for re-election unless they have notified the Company that they do not wish to stand for re-election. The Corporate Governance Committee also considers candidates recommended by current members of the Board of Directors, members of management or eligible shareholders. From time to time the Board may engage a firm to assist in identifying potential candidates, although the Company did not engage such a firm to identify any of the nominees for director proposed for election at the meeting.
The Corporate Governance Committee evaluates all candidates for director, regardless of the person or firm recommending such candidate, on the basis of the length and quality of their business experience, the applicability of such candidate’s experience to the Company and its business, the skills and perspectives such candidate would bring to the Board of Directors and the personality or “fit” of such candidate with existing members of the Board of Directors and management. The Corporate Governance Committee does not have a specific policy in place with regard to the consideration of diversity when identifying director nominees; however, the corporate governance committee does consider diversity of opinion and experience when nominating directors.
What are the Corporate Governance Committee’s policies and procedures for considering director candidates recommended by shareholders?	The Corporate Governance Committee will consider all candidates recommended by eligible shareholders. An eligible shareholder is a shareholder (or group of shareholders) who owns at least 5% of the Company’s outstanding shares and who has held such shares for at least one year as of the date of the recommendation. A shareholder wishing to recommend a candidate must submit the following documents to the Secretary of the Company at Sino-Global Shipping America, Ltd., 1044 Northern Boulevard Roslyn, New York 11576-1514:
• a recommendation that identifies the name and address of the shareholder and the person to be nominated;
• documentation establishing that the shareholder making the recommendation is an eligible shareholder;
• the written consent of the candidate to serve as a director of the Company, if elected;
• a description of all arrangements between the shareholders and such nominee pursuant to which the nomination is to be made; and
• such other information regarding the nominee as would be required to be included in a proxy statement filed pursuant to the proxy rules of the SEC.

Upon timely receipt of the required documents, the Company’s Secretary will determine whether the shareholder submitting the recommendation is an eligible shareholder based on such documents. If the shareholder is not an eligible shareholder, the Corporate Governance Committee may, but is not obligated to, evaluate the candidate and consider such candidate for nomination to the Board of Directors.
If the candidate is to be evaluated by the Corporate Governance Committee, the Secretary will request a detailed resume, an autobiographical statement explaining the candidate’s interest in serving as a director of the Company, a completed statement regarding conflicts of interest, and a waiver of liability for a background check from the candidate.
What are the minimum qualifications required to serve on the Company’s Board of Directors?	All members of the Board of Directors must possess the following minimum qualifications as determined by the Corporate Governance Committee:
• A director must demonstrate integrity, accountability, informed judgment, financial literacy, creativity and vision;
• A director must be prepared to represent the best interests of all Company shareholders, and not just one particular constituency;
• A director must have a record of professional accomplishment in his or her chosen field; and
• A director must be prepared and able to participate fully in Board activities, including membership on committees.
What other considerations does the Corporate Governance Committee consider?	The Corporate Governance Committee believes it is important to have directors from various backgrounds and professions in order to ensure that the Board of Directors has a wealth of experiences to inform its decisions. Consistent with this philosophy, in addition to the minimum standards set forth above, business and managerial experience and an understanding of financial statements and financial matters are very important.
How may shareholders communicate with the members of the Board of Directors?	Shareholders and others who are interested in communicating directly with members of the Board of Directors, including communication of concerns relating to accounting, internal accounting controls or audit matters, or fraud or unethical behavior, may do so by writing to the directors at the following address:
Name of Director or Directors c/o Zhikang Huang, Secretary Sino-Global Shipping America, Ltd. 1044 Northern Boulevard Roslyn, New York 11576-1514

Does the Company have a Code of Conduct?	The Company has adopted a Code of Conduct, which is applicable to all directors, officers and associates of the Company, including the principal executive officer and the principal financial and accounting officer. The complete text of the Code of Conduct is available on the Company’s web site at www.sino-global.com and is also available in print upon request. The Company intends to post any amendments to or waivers from its Code of Conduct (to the extent applicable to the Company’s principal executive officer and principal financial and accounting officer) at this location on its web site.
How often did the Board meet in fiscal year 2014?	The Board of Directors met a total of three times, at regular meetings, during fiscal year 2014. The Compensation Committee and the Corporate Governance Committee each met one time during fiscal year 2014 and the Audit Committee met four times during fiscal year 2014. Each incumbent director attended all of the meetings of the Board of Directors and of the standing committees of which he or she was a member during fiscal year 2014. The Board invites, but does not require, directors to attend the annual meeting of shareholders.
What are the committees of the Board?	During fiscal year 2014, the Board of Directors had standing Audit, Corporate Governance, and Compensation Committees. The members of each of the Committees as of April 9, 2015, their principal functions and the number of meetings held during the fiscal year ended June 30, 2014 are shown below.
Compensation Committee	The members of the Compensation Committee as of June 30, 2014 were:
Ming Zhu (who replaced Dennis O. Laing on August 16, 2014 as a result of the resignation in August of 2014 of Mr. Laing) Tieliang Liu Jing Wang, Chairman
The Compensation Committee held one meeting during the fiscal year ended June 30, 2014. The Compensation Committee’s charter is available on the Company’s website at www.sino-global.com and in print upon request. The Compensation Committee’s principal responsibilities include:
• Making recommendations to the Board of Directors concerning executive management organization matters generally;

  •

In the area of compensation and benefits, making recommendations to the Board of Directors concerning employees who are also directors of the Company, consult with the CEO on matters relating to other executive officers, and make recommendations to the Board of Directors concerning policies and procedures relating to executive officers; provided, however, that the Committee shall have full decision-making powers with respect to compensation for executive officers to the extent such compensation is intended to be performance-based compensation within the meaning of Section 162(m) of the Internal Revenue Code;

• Making recommendations to the Board of Directors regarding all contracts of the Company with any officer for remuneration and benefits after termination of regular employment of such officer;

  •

Making recommendations to the Board of Directors concerning policy matters relating to employee benefits and employee benefit plans, including incentive compensation plans and equity based plans; and

• Administering the Company’s formal incentive compensation programs, including equity based plans.
The Compensation Committee may not delegate its authority to other persons. Similarly, the Compensation Committee has not engaged a compensation consultant to assist in the determination of executive compensation issues. While the Company’s executives will communicate with the Compensation Committee regarding executive compensation issues, the Company’s executive officers do not participate in any executive compensation decisions.
Audit Committee	The members of the Audit Committee as of June 30, 2014 were:
Ming Zhu (who replaced Dennis O. Laing on August 16, 2014 as a result of the retirement in August of 2014 of Mr. Laing) Tieliang Liu, Chairman Jing Wang
The Audit Committee held four meetings during the fiscal year ended June 30, 2014. The primary responsibility of the Audit Committee is to assist the Board of Directors in monitoring the integrity of the Company’s financial statements and the independence of its external auditors. The Company believes that each of the members of the Audit Committee is “independent” and that Dr. Liu qualifies as an “audit committee financial expert” in accordance with applicable NASDAQ Capital Market listing standards. In carrying out its responsibility, the Audit Committee undertakes to:
• Review and recommend to the directors the independent auditors to be selected to audit the financial statement of the Company;

  •

Meet with the independent auditors and management of the Company to review the scope of the proposed audit for the current year and the audit procedures to be utilized, and at the conclusion thereof review such audit, including any comments or recommendations of the independent auditors;

  •

Review with the independent auditors and financial and accounting personnel the adequacy and effectiveness of the accounting and financial controls of the Company. The Committee elicits recommendations for the improvement of such internal control procedures or particular areas where new or more detailed controls or procedures are desirable. The Committee emphasizes the adequacy of such internal controls to expose any payments, transactions, or procedures that might be deemed illegal or otherwise improper;

• Review the internal accounting function of the Company, the proposed audit plans for the coming year and the coordination of such plans with the Company’s independent auditors;

  •

Review the financial statements contained in the annual report to shareholders with management and the independent auditors to determine that the independent auditors are satisfied with the disclosure and contents of the financial statements to be presented to the shareholders;

  •

Provide sufficient opportunity for the independent auditors to meet with the members of the Committee without members of management present. Among the items discussed in these meetings are the independent auditors’ evaluation of the Company’s financial, accounting, and auditing personnel, and the cooperation that the independent auditors received during the course of the audit;

• Review accounting and financial human resources and succession planning within the Company;
• Submit the minutes of all meetings of the Audit Committee to, or discuss the matters discussed at each committee meeting with, the Board of Directors; and
• Investigate any matter brought to its attention within the scope of its duties, with the power to retain outside counsel for this purpose, if, in its judgment, that is appropriate.
The Audit Committee has established procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls and auditing matters, including procedures for the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.
Corporate Governance Committee	The members of the Corporate Governance Committee are:
Ming Zhu, Chairman (who replaced Dennis O. Laing on August 16, 2014 as a result of the retirement in August of 2014 of Mr. Laing) Tieliang Liu Jing Wang

The Corporate Governance Committee had one meeting during the fiscal year ended June 30, 2014. All members of the Corporate Governance Committee are independent, as such term is defined by the NASDAQ Capital Market listing standards. The Corporate Governance Committee undertakes to:

  •

Identify individuals qualified to become members of the Board of Directors and to make recommendations to the Board of Directors with respect to candidates for nomination for election at the next annual meeting of shareholders or at such other times when candidates surface and, in connection therewith, consider suggestions submitted by shareholders of the Company;

• Determine and make recommendations to the Board of Directors with respect to the criteria to be used for selecting new members of the Board of Directors;
• Oversee the process of evaluation of the performance of the Company’s Board of Directors and committees;
• Make recommendations to the Board of Directors concerning the membership of committees of the Board and the chairpersons of the respective committees;

  •

Make recommendations to the Board of Directors with respect to the remuneration paid and benefits provided to members of the Board in connection with their service on the Board or on its committees; and

• Evaluate Board and committee tenure policies as well as policies covering the retirement or resignation of incumbent directors.
The Board of Directors has determined to provide a process by which shareholders may communicate with the Board as a whole, a Board committee or individual director. Shareholders wishing to communicate with the Board as a whole, a Board committee or an individual member may do so by sending a written communication addressed to the Board of Directors of the Company or to the committee or to an individual director, c/o Zhikang Huang, Secretary, Sino-Global Shipping America, Ltd., 1044 Northern Boulevard Roslyn, New York 11576-1514. All communications will be compiled by the Secretary of the Company and submitted to the Board of Directors or the addressee not later than the next regular Board meeting.

Management — Business History of Named Executive Officers	For information as to the business history of our Chief Executive Officer, Mr. Cao, and our Acting Chief Financial Officer, Mr. Anthony S. Chan, see the section “Proposal 1: Election of Directors” elsewhere in this Proxy Statement. For information as to the business history of our Chief Operating Officer, Mr. Zhikang “Michael” Huang, please see the following paragraph.
Zhikang “Michael” Huang Chief Operating Officer Age — 36
Mr. Huang has been our Chief Operating Officer since 2010. Prior to 2010, he served as Director of Sino-Global Shipping Australia, for which he was responsible for regional operations, marketing and regulation oversight. From 2006 through 2010, Mr. Huang served as our Company’s Vice President, with duties focused on company operation and strategy, international shipping and marketing. From 2004 through 2006, Mr. Huang served as our Company’s Operations Manager, and from 2002 through 2004, he served as an operator with our Company. Mr. Huang obtained his degree in English from Guangxi University in 1999.
Employment Agreements With The Company’s Named Executive Officers	Sino-Global has employment agreements with each of Mr. Lei Cao, Mr. Anthony S. Chan and Mr. Zhikang Huang. These employment agreements provide for one-year terms that extend automatically in the absence of termination provided at least 60 days prior to the anniversary date of the agreement. If we fail to provide this notice or if we wish to terminate an employment agreement in the absence of cause, then we are obligated to provide at least 30 days’ prior notice. In such case during the initial term of the agreement, we would need to pay such executive (a) in the absence of a change of control, one-time the then applicable annual salary of such executive or (b) in the event of a change of control, one-and-a-half times the then applicable annual salary of such executive. In the event of termination due to death or disability, the payment is equal to two times the executive’s salary.
We are, however, permitted to terminate an employee for cause without penalty to our company, where the employee has committed a crime or the employee’s actions or inactions have resulted in a material adverse effect to us.

Summary Compensation Table	The following table shows the annual compensation paid by us to Mr. Lei Cao, our Principal Executive Officer, and Mr. Mingwei Zhang, our Principal Accounting and Financial Officer, for the years ended June 30, 2014 and 2013. These individuals were our own named executive officers during this period, although Mr. Anthony S. Chan and Mr. Zhikang Huang are expected to qualify as named executive officers for the year ending June 30, 2014. No other officer had a salary during either of the previous two years of more than $100,000.

Name	Year	Salary US$	Bonus US$		Securities-based compensation US$		All other compensation US$	Total US$
Lei Cao, Principal Executive Officer	2014	180,000	—		—	(1)	—	180,000
	2013	150,811	—		—	(1)	—	150,811
Anthony S. Chan, Acting Chief Financial Officer	2014	150,000	100,000	(2)				250,000
	2013							(3)
Mingwei Zhang, Principal Accounting and Financial Officer	2014	100,000	—		—	(1)	—	100,000
	2013	60,000	—		—	(1)	—	60,000

(1)	We granted each of Mr. Cao and Mr. Zhang options to purchase 36,000 shares of our Common Stock for $7.75 per share. We granted these options on May 20, 2008. Although we recognize $53,114 in compensation expense for these options as 10,800 options vested for each of Mr. Cao and Mr. Zhang in fiscal year 2013, changes in SEC disclosure requirements require us to disclose the grant date fair value of these shares. As the grant was made in fiscal year 2008, the amount is not reflected in this summary compensation table.
(2)	In connection with hiring Mr. Chan in September 2013, we paid him a one-time hiring bonus in fiscal year 2014.
(3)	We hired Mr. Chan in September 2013, and he received no compensation in fiscal year 2013.

Director Compensation(1)

Name	Fees earned or paid in cash ($)	Stock awards ($)	Option awards ($)(2)	Non-equity incentive plan compensation ($)	Nonqualified deferred compensation earnings ($)	All other compensation ($)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
Dennis Laing(3)	20,000	0	0	0	0	0	20,000
Tieliang Liu	20,000	0	0	0	0	0	20,000
Jing Wang	20,000	0	0	0	0	0	20,000
Ming Zhu(4)	0	0	0	0	0	0	0

(1)	This table does not include Mr. Lei Cao, our Principal Executive Officer, or Mr. Mingwei Zhang, our prior Principal Financial and Accounting Officer, who were both directors and named executive officers, because Mr. Cao’s compensation is fully reflected in the Summary Compensation Table and because Mr. Zhang received no payment solely because of his service as a director during 2014.
(2)	We did not grant any stock awards, option awards, non-equity incentive plan compensation awards or nonqualified deferred compensation earnings awards to any of our directors in fiscal year 2014; accordingly, we have excluded such columns from the above table. We granted options to purchase 10,000 shares of our common stock to each of Mr. Dennis Laing and Mr. Jing Wang on May 20, 2008. We granted options to purchase 10,000 shares of our common stock to Mr. Tieliang Liu on January 31, 2013. No value is reflected for the awards in this table because the grant date fair value of all grants was reflected in the year of the applicable grant.

(3)	Mr. Dennis O. Laing retired as a director effective as of August 15, 2014.
(4)	Mr. Ming Zhu joined our Board of Directors on August 15, 2014 and thus received no compensation as a director in fiscal year 2014.

Equity Compensation Plan Information

Plan category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights	(b) Weighted- average exercise price of outstanding options, warrants and rights	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	$66,000	$6.88	9,636,903	(1)
Equity compensation plans not approved by security holders	—	—	—
Total	$66,000	$6.88	9,636,903

(1)	Pursuant to our 2008 Incentive Plan, we are authorized to issue options to purchase 302,903 shares of our common stock. All of the 66,000 outstanding options disclosed in the above table are taken from the 2008 Incentive Plan. Pursuant to our 2014 Incentive Plan, we are authorized to issue, in the aggregate, 10,000,000 shares of common stock or other securities convertible or exercisable for common stock. We have not issued any options or convertible securities under the 2014 Incentive Plan; however, we have issued, in the aggregate, 600,000 shares of common stock to consultants to our Company. Accordingly, we may issue options to purchase 236,903 shares under the 2008 Incentive Plan, and we may issue 9,400,000 shares of common stock or other securities convertible or exercisable for common stock under the 2014 Incentive Plan.

Outstanding Equity Awards at Fiscal Year-End

	Option Awards(1)
Name (a)	Number of securities underlying unexercised options (#) exercisable (b)	Number of securities underlying unexercised options (#) unexercisable (c)	Equity incentive plan awards: Number of securities underlying unexercised unearned options (#) (d)	Option exercise price ($) (e)	Option expiration date (f)
Lei Cao, Principal Executive Officer	36,000	0	0	$7.75	May 19, 2018
Mingwei Zhang, Principal Accounting and Financial Officer	36,600	0	0	$7.75	May 19, 2018

(1)	Our Company has not made any stock awards. For this reason, we have excluded the following columns from this table: (g) Number of shares or units of stock that have not vested (#); (h) Market value of shares of units of stock that have not vested ($); (i) Equity incentive plan awards: Number of unearned shares, units or other rights that have not vested (#); and (j) Equity incentive plan awards: Market or payout value of unearned shares, units or other rights that have not vested ($).

Audit Committee Report And Fees Paid to Independent Registered Public Accounting Firm
Who served on the Audit Committee of the Board of Directors?	The members of the Audit Committee as of June 30, 2014 were Dennis O. Laing, Tieliang Liu and Jing Wang. A prior member, Mr. Joseph Jhu, served on the committee until he resigned from the Board of Directors on January 31, 2013, at which time he was replaced with Dr. Tieliang Liu. Each member of the Audit Committee is independent under the rules of the SEC and the NASDAQ Capital Market. The Board of Directors has determined that Mr. Liu, who is an independent director, is an “audit committee financial expert” as such term is defined in Item 401(h)(2) of Regulation S-K promulgated under the Exchange Act. Dennis O. Laing retired as a director effective as of August 16, 2014 and he was replaced by Ming Zhu. The Audit committee is currently made up of Ming Zhu, Jing Wang, Tieliang Liu, who serves as Chairman.
What document governs the activities of the Audit Committee?	The Audit Committee acts under a written charter, which sets forth its responsibilities and duties, as well as requirements for the Audit Committee’s composition and meetings. The Audit Committee Charter is available on the Company’s website at www.sino-global.com under Investor Relations.
How does the Audit Committee conduct its meetings?	During fiscal year 2014, the Audit Committee met with the senior members of the Company’s financial management team and the Company’s independent registered public accounting firm. The Audit Committee’s agenda was established by the Chairman. At each meeting, the Audit Committee reviewed and discussed various financial and regulatory issues. The Audit Committee also had private, separate sessions from time to time with representatives of Friedman LLP and the Company’s Controller, at which meetings candid discussions of financial management, accounting and internal control issues took place.
Does the Audit Committee review the periodic reports and other public financial disclosures of the Company?	The Audit Committee reviews each of the Company’s quarterly and annual reports, including Management’s Discussion of Results of Operations and Financial Condition. As part of this review, the Audit Committee discusses the reports with the Company’s management and considers those required communication and audit report prepared by the independent registered public accounting firm about the Company’s SEC filings, as well as related matters such as the quality (and not just the acceptability) of the Company’s accounting principles, alternative methods of accounting under generally accepted accounting principles and the preferences of the independent registered public accounting firm in this regard, the Company’s critical accounting policies and the clarity and completeness of the Company’s financial and other disclosures.

What is the role of the Audit Committee in connection with the financial statements and controls of the Company?	Management of the Company has primary responsibility for the consolidated financial statements and internal control over financial reporting. The independent registered public accounting firm has responsibility for the audit of the Company’s consolidated financial statements. The responsibility of the Audit Committee is to oversee financial and control matters, among other responsibilities fulfilled by the Committee under its charter. The Committee meets regularly with the independent registered public accounting firm, without the presence of management, to ensure candid and constructive discussions about the Company’s compliance with accounting standards and best practices among public companies comparable in size and scope to the Company. The Audit Committee also regularly reviews with its outside advisors material developments in the law and accounting literature that may be pertinent to the Company’s financial reporting practices.
What has the Audit Committee done with regard to the Company’s audited financial statements for fiscal year 2014?	The Audit Committee has:
• reviewed and discussed the audited consolidated financial statements with the Company’s management; and

  •

discussed with Friedman LLP, independent registered public accounting firm for the Company, the matters required to be discussed by the Public Company Accounting Oversight Board Auditing Standard No. 16,.

Has the Audit Committee considered the independence of the Company’s auditors?	The Audit Committee has received from Friedman LLP the written disclosures and the letter required to be provided to Audit Committees, and the Audit Committee has discussed with Friedman LLP its independence. The Audit Committee has concluded that Friedman LLP is independent from the Company and its management.
Has the Audit Committee made a recommendation regarding the audited financial statements for fiscal year 2014?	Based upon its review and the discussions with management and the Company’s independent registered public accounting firm, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements for the Company be included in the Company’s Annual Report on Form 10-K for fiscal year 2014.
Has the Audit Committee reviewed the fees paid to the independent registered public accounting firm during fiscal year 2014?	The Audit Committee has reviewed and discussed the fees paid to Friedman LLP during 2014 for audit, audit-related, tax and other services, which are set forth below under “Fees Paid to Independent Registered Public Accounting Firm.” The Audit Committee has determined that the provision of non-audit services is compatible with Friedman LLP’s independence.
Who prepared this report?	This report has been furnished by the members of the Audit Committee as of June 30, 2014.

What is the Company’s policy regarding the retention of the Company’s auditors?	The Audit Committee has adopted a policy regarding the retention of the independent registered public accounting firm that requires pre-approval of all services by the Audit Committee.
Fees Paid to Independent Registered Public Accounting Firm
Audit Fees	During fiscal year 2014 and 2013, the Company paid Friedman LLP’s fees in the aggregate amount of $130,000 and $150,000, respectively, for the annual audit of our financial statements and the quarterly reviews of the financial statements included in our Forms 10-Q.
Audit Related Fees	The Company has not paid Friedman LLP for audit-related services in fiscal year 2014 and 2013.
Tax Fees	The Company paid Friedman LLP $13,000 for tax services in fiscal year 2014 and made no payments for tax services in fiscal year 2013.
All Other Fees	The Company has not paid Friedman LLP for any other services in fiscal year 2014 and 2013.
Beneficial Ownership Of Common Stock	This table below contains certain information about officers, directors and beneficial owners known to the Company as of April 10, 2015 of more than 5% of the Company’s outstanding shares of Common Stock. Each shareholder’s percentage ownership is based on 7,400,841 shares of our common stock outstanding as of April 10, 2014. Each shareholder’s percentage ownership is based on 7,400,841 shares of our common stock outstanding as of April 10, 2014.
Beneficial ownership is determined in accordance with the rules and regulations of the SEC and includes voting or investment power with respect to our common stock. Shares of our common stock subject to options or warrants that are exercisable or exercisable within 60 days of the date of this prospectus are considered outstanding and beneficially owned by the person holding the options or warrants for the purposes of calculating the percentage ownership of that person but not for the purpose of calculating the percentage ownership of any other person. Except as disclosed in the footnotes to this table and subject to applicable community property laws, we believe that each shareholder identified in the table possesses sole voting and investment power over all shares of common stock shown as beneficially owned by the shareholder.

	Title of Class	Number of Shares of Common Stock Beneficially Owned	Percentage of Shares Beneficially Owned
Director and Executive Officers:
Mr. Lei Cao(1)(2)	Common	1,366,040	18.37%
Mr. Anthony S. Chan	Common	0	*%
Mr. Zhikang Huang	Common	0	*%
Mr. Jing Wang(3)	Common	10,000	*%
Mr. Tieliang Liu(4)	Common	2,000	*%
Mr. Ming Zhu	Common	0	*%
All Current Officers and Directors as a group (5 persons)		1,378,040	18.50%
5% Shareholders:
Rong Yao International Shipping Limited(5)	Common	1,200,000	16.21%
Mr. Zhong Zhang(6)	Common	1,800,000	24.32%
Mr. Daniel E. Kern(7)	Common	389,100	5.26%

*	Less than 1%.
(1)	The individual’s address is c/o Sino-Global Shipping America, Ltd., 1044 Northern Boulevard Roslyn, New York 11576-1514.
(2)	Mr. Cao has received options to purchase 36,000 shares of the Company’s common stock, all of which underlying shares are reflected in this table because they have vested.
(3)	Consists of 10,000 shares of our common stock issuable upon exercise of stock options owned by such person.
(4)	Consists of 2,000 shares of our common stock issuable upon exercise of stock options owned by such person.
(5)	Rong Yao International Shipping Ltd., a Hong Kong corporation is owned solely by Zhou Shan City Xin Mao Digital Electronics Co., Ltd., a PRC company (“Zhou Shan”), and that the Vessel Seller and Zhou Shan each have voting and dispositive power of all such 1.2 million shares of our common stock, and the selling shareholder’s principal place of business is Room D, 101F, Tower A, Billion Centre, 1 Wang Kwong Road, Kowloon Bay, Kowloon, Hong Kong.
(6)	Mr. Zhong Zhang’s address is c/o Tianjin Zhiyuan Investment Group Co., Ltd, 10th Floor, Tianwu Huaqing Building, No.22, Jinrong Road, Dasi Industrial Park, Xiqing District Economic Development Zone, Tianjin City, P.R. China, 300385.
(7)	Mr. Kern’s address is 1027 Goldenrod Ave., Corona Del Mar, CA 92625. We have been advised that Mr. Kern owns 176,200 shares in his individual name, 187,900 shares in the Daniel E. Kern ROTH IRA, and 25,000 shares through Kern Asset Management. Mr. Kern maintains sole voting and dispositive power as to these shares.

General
Compensation Committee Interlocks and Insider Participation	None of the members of the Board of Directors who served on the Compensation Committee during the fiscal year ended June 30, 2014 were officers or employees of the Company or any of its subsidiaries or had any relationship with the Company requiring disclosure under SEC regulations.
Compliance with Section 16(a) Beneficial Ownership Reporting Requirements	Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors and executive officers and persons who own more than ten percent of a registered class of the Company’s equity securities to file with the Securities and Exchange Commission reports of ownership and changes in beneficial ownership of the Company’s Common Stock. Directors, executive officers and greater than ten percent shareholders are required to furnish the Company with copies of all Section 16(a) forms they file.
Except as set forth in the following paragraph, based solely upon a review of Forms 3 and 4 and amendments thereto furnished to the Company under 17 CFR 240.16a-3(e) during its most recent fiscal year and Forms 5 and amendments thereto furnished to the Company with respect to its most recent fiscal year, and any written representation referred to in paragraph (b)(1) of this section, the Company is not aware of any director, officer, beneficial owner of more than ten percent of any class of equity securities of the Company registered pursuant to Section 12 that failed to file on a timely basis, as disclosed in the above Forms, reports required by Section 16(a) during the most recent fiscal year or prior years.
Availability of Form 10-K and Annual Report to Shareholders	Rules promulgated by the SEC require us to provide an Annual Report to Shareholders who receive this Proxy Statement. We will also provide copies of the Annual Report to brokers, dealers, banks, voting trustees and their nominees for the benefit of their beneficial owners of record. Additional copies of the Annual Report on Form 10-K for the fiscal year ended June 30, 2014 (without exhibits or documents incorporated by reference), are available without charge to shareholders upon written request to Secretary, Sino-Global Shipping America, Ltd., 1044 Northern Boulevard Roslyn, New York 11576-1514, by calling (718) 888-1814 or via the Internet at www.sino-global.com.
Shareholder Proposals	To be considered for inclusion in next year’s Proxy Statement or considered at next year’s annual meeting but not included in the Proxy Statement, shareholder proposals must be submitted in writing by November 1, 2015. All written proposals should be submitted to: Secretary, Sino-Global Shipping America, Ltd., 1044 Northern Boulevard Roslyn, New York 11576-1514.
Other Proposed Actions	If any other items or matters properly come before the meeting, the proxies received will be voted on those items or matters in accordance with the discretion of the proxy holders.
Solicitation by Board; Expenses of Solicitation	Our Board of Directors has sent you this Proxy Statement. Our directors, officers and associates may solicit proxies by telephone or in person. We will also reimburse the expenses of brokers, nominees and fiduciaries that send proxies and proxy materials to our shareholders.

Sino-Global Shipping America, Ltd.

IMPORTANT ANNUAL MEETING INFORMATION

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. ☒

Annual Meeting Proxy Card

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommends a vote FOR all the nominees listed, FOR Proposals 2, 3, 4 and 5.

1. To elect two Class II members of the Board of Directors, to serve a term expiring at the Annual Meeting of the Shareholders in 2018 or until their successors are duly elected and qualified.

	For	Withhold		For	Withhold
01 - Lei Cao	☐	☐	02 - Tieliang Liu	☐	☐

B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

1 U P X 2 3 7 6 4 0 2

0234VB

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — Sino-Global Shipping America, Ltd.

At the meeting, we will also report on the Company's performance and operations during the fiscal year ended June 30, 2014 and respond to shareholder questions. A copy of our 2014 Annual Report on Form 10-K is enclosed.

You may vote if you were a shareholder of record on April 9, 2014. Your vote is very important. Whether or not you plan to attend the annual meeting of shareholders, we urge you to vote and submit your proxy by mail. If you are a registered shareholder and attend the meeting, you may revoke your proxy and vote your shares in person. If you hold your shares through a bank or broker and want to vote your shares in person at the meeting, please contact your bank or broker to obtain a legal proxy. Thank you for your support.

(Items to be voted on appear on the reverse side.)